Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

October 2007 Performance Update

The Frontier Fund Supplement Dated November 15, 2007 to Prospectus Dated November 9, 2007

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 2	October 31, 2007	October 31, 2007 YTD	NAV / Unit
Balanced Series-2	3.32%	-1.04%	$113.06
Balanced Series-2a	3.28%	-1.49%	$96.43
Campbell/Graham Series-2	5.90%	4.55%	$106.49
Currency Series-2	2.42%	7.14%	$115.96
Long/Short Commodity Series-2	0.65%	2.47%	$105.48
Graham Series-2	5.47%	17.90%	$106.41
Winton Series-2	2.12%	8.37%	$115.75
Long Only Commodity Series-2	6.75%	16.91%	$113.55
Managed Futures Index Series-2	2.31%	3.97%	$102.33

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series as of October 31, 2007. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$1,274,983.20
Unrealized trading gain/(loss)			414,073.82
Less: commissions			(67,410.13)
Less: FCM fees			(33,656.82)
Foreign currency gain/(loss)			32,322.56
Interest income			102,048.65
Total Income			1,722,361.28
EXPENSES
Management fees			26,506.84
Incentive fees			149,043.39
Total Expenses			175,550.23
Net Income (Loss)			$1,546,811.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	441,231.63566	$48,280,483.94	109.42
Current month additions	12,111.63556	1,344,131.92
Current month redemptions	(27,700.32212)	(3,049,733.22)
Net Income (loss) for current month		1,546,811.05
Net Asset Value, end of current month	425,642.94910	$48,121,693.69	113.06
Monthly rate of return			3.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$33,053.25
Unrealized trading gain/(loss)			13,611.69
Less: commissions			(1,839.29)
Less: FCM fees			(921.31)
Foreign currency gain/(loss)			1,023.37
Interest income			3,982.70
Total Income			48,910.41
EXPENSES
Trading Fees			1,405.40
Management fees			931.11
Incentive fees			4,445.48
Total Expenses			6,781.99
Net Income (Loss)			$42,128.42

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	14,903.55565	$1,391,526.63	93.37
Current month additions	—	—
Current month redemptions	(1,793.53417)	(169,488.12)
Net Income (loss) for current month		42,128.42
Net Asset Value, end of current month	13,110.02148	$1,264,166.93	96.43
Monthly rate of return			3.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$129,434.72
Unrealized trading gain/(loss)			223,396.84
Less: commissions			(911.83)
Less: FCM fees			(3,974.66)
Foreign currency gain/(loss)			80.72
Interest income			13,223.75
Total Income			361,249.54
EXPENSES
Management fees			12,420.60
Incentive fees			3,245.54
Total Expenses			15,666.14
Net Income (Loss)			$345,583.40

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	54,743.07153	$5,504,863.49	100.56
Current month additions	5,125.58934	516,399.91
Current month redemptions	(1,733.00861)	(175,980.94)
Net Income (loss) for current month		345,583.40
Net Asset Value, end of current month	58,135.65226	$6,190,865.86	106.49
Monthly rate of return			5.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell Graham Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$141,076.01
Unrealized trading gain/(loss)			(5,338.48)
Net change in inter-series payables			(112,084.96)
Less: FCM fees			(3,328.82)
Interest income			11,707.52
Total Income			32,031.27
EXPENSES
Management fees			3,996.30
Incentive fees			—
Total Expenses			3,996.30
Net Income (Loss)			$28,034.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,783.36923	$1,334,102.98	113.22
Current month additions	—	—
Current month redemptions	(4,391.82716)	(505,000.00)
Net Income (loss) for current month		28,034.97
Net Asset Value, end of current month	7,391.54207	$857,137.95	115.96
Monthly rate of return			2.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$87,726.74
Unrealized trading gain/(loss)			(48,667.92)
Less: commissions			(4,118.93)
Less: FCM fees			(1,545.89)
Foreign currency gain/(loss)			—
Interest income			10,096.29
Total Income			43,490.29
EXPENSES
Management fees			10,700.54
Incentive fees			10,562.09
Total Expenses			21,262.63
Net Income (Loss)			$22,227.66

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,391.04419	$3,289,603.51	104.79
Current month additions	1,953.84193	205,208.54
Current month redemptions	(147.49348)	(15,493.26)
Net Income (loss) for current month		22,227.66
Net Asset Value, end of current month	33,197.39264	$3,501,546.45	105.48
Monthly rate of return			0.65%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$27,070.77
Unrealized trading gain/(loss)			87,722.26
Less: commissions			(556.06)
Less: FCM fees			(809.54)
Foreign currency gain/(loss)			98.65
Interest income			4,426.10
Total Income			117,952.18
EXPENSES
Management fees			4,049.98
Incentive fees			18,613.18
Total Expenses			22,663.16
Net Income (Loss)			$95,289.02

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,255.23348	$1,740,824.15	100.89
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		95,289.02
Net Asset Value, end of current month	17,255.23348	$1,836,113.17	106.41
Monthly rate of return			5.47%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$203,429.31
Unrealized trading gain/(loss)			37,751.09
Less: commissions			(2,415.74)
Less: FCM fees			(4,795.26)
Foreign currency gain/(loss)			(324.87)
Interest income			20,153.90
Total Income			253,798.43
EXPENSES
Management fees			19,193.92
Incentive fees			19,100.17
Total Expenses			38,294.09
Net Income (Loss)			$215,504.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	92,137.31086	$10,443,987.47	113.35
Current month additions	—	—
Current month redemptions	(4,428.80726)	(507,000.00)
Net Income (loss) for current month		215,504.34
Net Asset Value, end of current month	87,708.50360	$10,152,491.81	115.75
Monthly rate of return			2.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$16,110.28
Unrealized trading gain/(loss)			—
Less: commissions			—
Less: FCM fees			(135.52)
Foreign currency gain/(loss)			—
Interest income			692.68
Total Income			16,667.44
EXPENSES
Management fees			337.94
Incentive fees			—
Total Expenses			337.94
Net Income (Loss)			$16,329.50

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,275.09746	$242,000.34	106.37
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		16,329.50
Net Asset Value, end of current month	2,275.09746	$258,329.84	113.55
Monthly rate of return			6.75%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2007

(Unaudited)

			Current Period
INCOME
Realized trading gain/(loss)			$878.60
Unrealized trading gain/(loss)			4,752.63
Less: commissions			(36.53)
Less: FCM fees			(62.77)
Foreign currency gain/(loss)			48.45
Interest income			479.05
Total Income			6,059.43
EXPENSES
Management fees			250.92
Incentive fees			—
Total Expenses			250.92
Net Income (Loss)			$5,808.51

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	879.49619	$87,972.69	100.03
Current month additions	1,991.30952	200,000.00
Current month redemptions	—	—
Net Income (loss) for current month		5,808.51
Net Asset Value, end of current month	2,870.80571	$293,781.20	102.33
Monthly rate of return			2.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                    /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2